MEDIAMORPH, INC.

2007 Equity Incentive Plan

As amended on March 19, 2008

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the MediaMorph, Inc. (the “Company”) and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 24.

2. Shares Subject to the Plan.

2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Five Hundred Thousand (500,000) Shares. Subject to Sections 2.2 and 17, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Restricted Stock Awards granted under this Plan and all other outstanding Awards granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares that may be granted pursuant to Sections 3 and 6 below, and (d) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Options only pursuant to the formula award provisions set forth in Section 6. A person may be granted more than one Award under this Plan.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

 (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

 (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

 (c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any option agreements executed in connection with this Plan;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

 4.3 Section 162(m) Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of who are Outside Directors.

5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

 5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment of the Exercise Price of any Option shall be made in accordance with Section 9 of this Plan.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. Option Grants for Non-Employee Directors.

6.1 Non-Employee Director Awards. All Awards granted to non-employee directors pursuant to this Plan, if any, shall be as determined by the entire Board of Directors and shall be in the form of NQSOs only. Any Options granted to non-employee directors hereunder will vest as follows: 50% on the date that Options are granted with the remaining 50% vesting on the first anniversary of such date (the “Vesting Date”), provided that the non-employee director continually serves as a non-employee director of the Company or a Parent, Subsidiary or Affiliate of the Company on the Vesting Date. Options awarded to non-employee directors hereunder shall, unless sooner terminated as set forth herein, expires on the date that is ten years from the date of grant. The term of each Option awarded to a non-employee director may terminate sooner than such expiration date if the optionee’s service as a non-employee director terminates for any reason or for no reason. In the event of any termination of service other than for Cause, the Option, only as to that number of shares as to which it was exercisable on the date of termination, shall terminate on the first anniversary of the date of termination of service as a non-employee director; the unvested portion of such Options shall terminate on date of termination of service. In the event the optionee is removed from the Board for Cause, the Option awards held by such non-employee director shall terminate immediately upon removal. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such Option on the date such Option is granted.

7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

 7.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Purchase Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted, provided that the Exercise Price of any Restricted Stock Award to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company.

7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company and/or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4 Termination During Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during a Performance Period for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares, as described in Section 11 of this Plan, if and as set forth in the applicable Restricted Stock Purchase Agreement.

8. Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or

Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

8.1   Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned.

Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.2 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9. Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash (by check or wire transfer of immediately available funds) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer” ) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(d) by any combination of the foregoing.

10. Withholding Taxes.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date” ). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

11. Privileges of Stock Ownership; Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price.

12. Transferability. (a) Subject to Section 12(b), Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. Subject to paragraph 12(b), all Awards shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. However, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Award.

(b) An NQSO also is transferable (i) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), (ii) trusts for the benefit of the Participant and/or the Participant’s Immediate Family; (iii) entities wholly-owned by Participant and/or the Participant’s Immediate Family; and (iv) by gift, in a form accepted by the Company, to a member of the “immediate family” of the Participant.

13. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. This Section shall not be construed to defeat the approval requirements of Section 5.9 for any repricing of Options.

16. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. The Committee may require each person acquiring Shares pursuant to the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring Shares under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

17. Corporate Transactions.

17.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction (as defined in Section 24), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided, however, that the foregoing treatment of Awards is subject in all respects to the following:

(a) The determination by the Board of Directors to provide otherwise at the time a particular Award is granted or at any time subsequent thereto, each such outstanding Award granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby and shall vest unconditionally upon the terms and conditions applicable to such Award.

(b) The determination by the Board that in lieu of or in addition to such assumption or substitution, to take one of the following two alternatives: (i) fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all Awards shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen days or the later consummation of the Corporate Transaction, or (ii) cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board in its sole, good faith discretion) equal to the product of the number of shares subject to the option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares pursuant to such Corporate Transaction exceeds (B) the Exercise Price or Purchase Price applicable to such Award. With respect to the Company’s establishment of an exercise window, (i) any exercise of an Award during such period shall be conditioned upon the consummation of the contemplated Corporate Transaction and shall be effective only immediately before the consummation of such Corporate Transaction and (ii) upon consummation of such Corporate Transaction, the Plan and all outstanding but unexercised options shall terminate unless agreed to be assumed by the successor company. The Board shall send written notice of the Corporate Transaction that will result in such a termination to all individuals who hold options not later than the time at which the Company gives notice thereof to its shareholders.

(c) All formula option grants, pursuant to Section 6, shall accelerate and be fully vested immediately prior to such Corporate Transaction and to the extent unexercised shall terminate upon the consummation of such Corporate Transaction.

17.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, or in any Award granted to a Participant, in the event of the occurrence of any transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.” In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a Corporate Transaction, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine.

17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged ( except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. (a) Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

(b) Notwithstanding anything to the contrary herein, if a Participant is Terminated because (i) of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or (ii) such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company or (iii) of Cause, then, at the Company’s election, Participant’s Awards shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on Cause or a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of the alleged Cause or such criminal act or intentional tort.

19. Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be cancelled, any Shares issued pursuant to any Award will be cancelled, and any purchase of Shares hereunder will be rescinded.

20. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

21. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to (a) increase the number of shares that may be issued under this Plan; (b) change the designation of employees or class of employees eligible for participation in this Plan; (c) change the minimum option exercise price; (d) increase the maximum term of options provided herein; or (e) otherwise materially increase the benefits accruing to participants under the Plan.

22. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

23. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. Definitions. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option, Stock Appreciation Right, or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means (i) willful disobedience by Participant of a reasonable, material and lawful instruction of the Board of Directors of the Company or a Participant’s supervising employee; (ii) conviction of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) fraud, gross negligence or willful misconduct in the performance of any material duties to the Company; or (iv) such other acts or omissions as may be expressly provided in the Award Agreement or other agreement between the Participant and the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means MediaMorph, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Corporate Transaction” shall mean any of the following: (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company ( except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), or (f) in the event that a person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act, corporation or other entity (other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the “beneficial owner” (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities) unless such transactions are approved by the Board of Directors. Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to occur solely because a person (the “Subject Person”) gained beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (i) if the Common Stock is listed on a national securities exchange, including the Nasdaq Stock Market, Inc. or is quoted on the NASD OTC Bulletin Board, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange, Nasdaq or the NASD, as the case may be, or if no sale was reported on that date, then on the last preceding date on which such sale took place; (ii) if the Common Stock is not listed on a national securities exchange or the Nasdaq Stock Market, Inc., or quoted on the NASD OTC Bulletin Board, but is traded in the residual over-the-counter market, the last sale price of the Common Stock on such date, as reported by Pinksheets, LLC or similar publisher of such information, or if no sale was reported on that date, then on the last preceding date on which such sale took place; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

“Immediate Family” shall have the definition ascribed to such term in 17 C.F.R. 240.16a-1(e).

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to particular Awards have been satisfied:

(1)	Net revenue and/or net revenue growth;
(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
(3)	Operating income and/or operating income growth;
(4)	Net income and/or net income growth;
(5)	Earnings per share and/or earnings per share growth;
(6)	Total stockholder return and/or total stockholder return growth;
(7)	Return on equity;
(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;
(10)	Economic value added; and
(11)	Individual business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

“Plan” means this MediaMorph, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 8.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to continually provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Trading Day” means any day on which the Company’s Shares are purchased and sold on the principal exchange or market on which such Shares are listed or traded.

Exhibit A

Form of Stock Option Agreement

MediaMorph, Inc.

STOCK OPTION GRANT — TERMS AND CONDITIONS

1. Grant of Option. MediaMorph, Inc., a Delaware corporation, (the “Company”), hereby grants to the optionee named in the Stock Option Grant (the “Optionee”) an option (this “Option”) to purchase the Total Number of Shares Subject to Option set forth in the Stock Option Grant (the “Shares”) at the Exercise Price Per Share set forth in the Stock Option Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in this Terms and Conditions of Stock Option Grant and the Stock Option Grant (collectively, the “Grant”) and in the Company’s 2006 Equity Incentive Plan (the “Plan”). If designated as an incentive stock option in the Stock Option Grant, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). If not so designated, this Option shall be a nonqualified stock option (“NQSO”).

2. Exercise Period of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 8 hereof; provided, however, that this Option shall expire and terminate on the Expiration Date set forth in the Stock Option Grant (the “Expiration Date”), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.

3. Restrictions on Exercise . Exercise of this Option is subject to the following limitations:

(a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

(b) This Option may not be exercised until the Plan, or any required increase in the number of shares authorized under the Plan, is approved by the stockholders of the Company.

(c) If Optionee is now or hereafter determined by the Company to be an officer of the Company subject to the reporting and other requirements set forth in Section 16 of the Securities Exchange Act of 1934 and associated regulations (a “Section 16 Officer”), the exercise of this Option and/or sale of shares issued pursuant to an exercise of this Option shall be subject to such conditions and/or restrictions as may be established from time to time by the Company’s Board of Directors (“Board”) or applicable committee of the Board.

4. Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company (each as defined in the Plan), except in the case of sick leave, military leave, or any other leave of absence approved by the committee appointed by the Board to administer the Plan (the “Committee”) or by any person designated by the Committee, provided that such leave is for a period of not more than ninety days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee or its designee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the “Termination Date”).

(a) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise this Option to the extent (and only to the extent) that it would have been exercisable upon the Termination Date, within three months (seven months if granted to a non-employee director) after the Termination Date, but in any event no later than the Expiration Date.

(b) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company because of the death or disability of Optionee, within the meaning of Section 22(e) (3) of the Code, (or the Optionee dies within three months after the Optionee ceases to provide services other than because of such Optionee’s death or disability) the Option may be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, by Optionee (or the Optionee’s legal representative) within twelve months after the Termination Date, but in any event no later than the Expiration Date.

(c) Notwithstanding anything to the contrary herein, if Optionee ceases to provide services to the Company or any Parent, Subsidary or Affiliate of the Company because of Cause (as defined in the Plan) or the Optionee’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, this Option shall not be exercisable and shall terminate upon the Optionee’s Termination Date. Termination by the Company based on Cause or Optionee’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that Optionee is guilty of act. Nothing in this Grant or in the Plan shall confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

5. Manner of Exercise.

(a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in the form attached hereto, or in such other form as may be approved by the Company (the “Exercise Agreement”), which shall set forth Optionee’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check); (ii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value (as defined in the Plan) equal to the Exercise Price of the Option; (iii) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (v) by any combination of the foregoing where approved by the Committee, or its designee, in its sole discretion.

(c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

(d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative or assignee.

6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee pursuant to this Grant is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date which is two years after the Grant Date, or (2) the date one year after exercise of the ISO with respect to which the Shares are to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

8. Vesting Schedule. Shares that are vested pursuant to the vesting schedule set forth in the Stock Option Grant are “Vested Shares” and exercisable hereunder, provided that the Optionee continually provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter.

9. Compliance with Laws and Regulations. The exercise of this Option and the issuance of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

10. Interpretation. Any dispute regarding the interpretation hereof or of the Plan shall be submitted by Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

11. Governing Law. This Grant shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice of laws of such state. If any provision of this Grant is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Stock Option Grant or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile or telecopier.

13. Entire Agreement. The Plan and the Exercise Agreement are incorporated in this Grant by reference. This Grant constitutes the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

EXHIBIT I

NOTICE OF INTENT TO EXERCISE STOCK OPTION

MediaMorph, Inc.

DATE: __ __ \ __ __ \ __ __

PURSUANT to the Stock Option Grants (detailed below) granted to me by MediaMorph, Inc. (the “Company”), I hereby notify the company that I wish to exercise my right to purchase shares of common stock as described in the table below. I acknowledge that I have received, read and understood a copy of the Plan and the Grant Agreement, and that such are incorporated herein by reference.

Option Grant Number

Grant Date

ISO or NQSO

Option Price Per Share

Number of Shares

Total Option Price

Taxes Due

Total Due to Company

Kindly deliver to the undersigned a certificate representing the Shares.

•

I do not wish to sell the shares at this time. Payment for these shares will be made in a manner as defined in and allowed by the Plan and the Company. Please deliver the shares to the following address:

Name: _______________________________________________________

(please typewrite or print in block letters)

Address: ______________________________________________________

Dated: ______________________________________________________

Social Security/Tax ID No. ________________________________________

Daytime Telephone Number: _______________________________________

Signature _____________________________________________________

•	I am not a Company Insider.
•	I am a Company Insider and have received pre-clearance approval from the Company.

STATE OF	)
COUNTRY OF	)	SS.:

On this __ day of ________ , ______ before me personally came _____________________

to me known and known to me to be the individual described in and who executed the foregoing instrument and (s)he acknowledged to me that (s)he executed the same.

Notary Public

Fax this form to the attention of “Corporate Secretary” at the Company’s headquarters, not to your broker.